Exhibit 99.1


[GRAPHIC OMITTED]
                                     Selective Insurance
                                     40 Wantage Avenue
                                     Branchville, New Jersey 07890
                                     www.selective.com

For release on Oct. 31, 2005
Media Contact: Sharon Cooper
973-948-1324, sharon.cooper@selective.com

Investor Contact: Jennifer Diberardino
973-948-1364, jennifer.diberardino@selective.com


                      Selective Insurance Group Announces
                      $100 Million Senior Notes Offering

Branchville, NJ - Oct. 31, 2005 - Selective Insurance Group, Inc.
(NASDAQ:SIGI) today announced it is proposing to raise $100 million of gross proceeds through an offering of senior notes due 2035, subject to market conditions.

Selective intends to contribute $50 million of the net proceeds to fund an irrevocable trust to provide for payment obligations in respect of its outstanding debt. Selective intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include capital contributions to its insurance subsidiaries and share repurchases.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") and institutional investors that are accredited investors within the meaning of the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

Selective Insurance Group, Inc., headquartered in Branchville, New Jersey, is a holding company for six property and casualty insurance companies that offer primary and alternative market insurance for commercial and personal risks. The insurance companies are rated "A+" (Superior) by A.M. Best. Through other subsidiaries, the company offers medical claim management services; human resources administration services; risk management products and services; and flood insurance policy, administration and claim services. Selective maintains a website at www.selective.com

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance. Such statements are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These forward-looking statements are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "propose," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. Selective and its management assume no obligation to update these forward-looking statements due to changes in underlying factors, new information, future developments or otherwise.

Selective and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in Selective's future performance. Factors that could cause Selective's actual results to differ materially from those indicated by such forward-looking statements, include, among other things, those discussed or identified from time to time in our public filings with the United States Securities and Exchange Commission ("SEC") and those associated with:

o the frequency and severity of catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism;
o     adverse economic, market, regulatory, legal or judicial conditions;
o     the concentration of our business in a number of Eastern region states;
o     the adequacy of our loss reserves and loss expense reserves;
o     the cost and availability of reinsurance;
o our ability to collect on reinsurance and the solvency of our reinsurers;
o uncertainties related to insurance premium rate increases and business retention;
o changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states particularly changes in New Jersey automobile insurance laws and regulations;
o our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;
o fluctuations in interest rates and the performance of the financial markets; and
o     our entry into new markets and businesses.

Selective's SEC filings can be accessed through the Investors and Corporate Governance sections of the company's website, www.selective.com, or through the SEC's EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

                                      ###